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                                  EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



North American Technologies Group, Inc.
Houston, Texas



We hereby consent to the incorporation by reference in Registration Statement No. 333-26347 on Form S-3 and Registration Statements No. 333-01141 and 333-16549 on Form S-8 of our report, dated February 14, 2003, relating to the consolidated financial statements of North American Technologies Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.



                                     MANN FRANKFORT STEIN & LIPP CPAs, LLP


Houston, Texas

March 25, 2003



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